EXHIBIT 2

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              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF FLORIDA

                                LAKELAND, FLORIDA

                  PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION
                               AND STOCK ISSUANCE
                                  (AS AMENDED)


                        Adopted by the Board of Directors

                                       on

                               September 28, 1998




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        PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE

              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF FLORIDA


                                TABLE OF CONTENTS
                                -----------------



                                                                           PAGE
                                                                           ----

 1.          Introduction.................................................. A-1

 2.          Definitions................................................... A-2

 3.          Method of Reorganization and Certain Effects of
               Reorganization.............................................. A-6

 4.          Special Meeting of Members.................................... A-9

 5.          Conditions to Implementation of Reorganization................ A-9

 6.          Stock Offering Documents......................................A-10

 7.          Stock Offering................................................A-10

 8.          Subscription Rights of Eligible Account Holders
               (First Priority)............................................A-11

 9.          Subscription Rights of Employee Plans (Second Priority).......A-12

10.          Supplemental Eligible Account Holders (Third Priority)........A-12

11.          Subscription Rights of Other Members (Fourth Priority)........A-13

12.          Community Offering............................................A-14

13.          Syndicated Community Offering.................................A-14

14.          Limitation on Purchases.......................................A-15

15.          Payment for Common Stock......................................A-17

16.          Manner of Exercising Subscription Rights Through Order Forms..A-18

17.          Undelivered, Defective or Late Order Forms:
               Insufficient Payment........................................A-19

18.          Restrictions on Resale or Subsequent Disposition..............A-19

19.          Charter and Bylaws of the Stock Association...................A-20

20.          Charter and Bylaws of Stock Holding Company...................A-20

21.          Charter and Bylaws of the Mutual Holding Company..............A-20

22.          Conversion of Mutual Holding Company to Stock Form............A-20


                                      - i -

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                                                                            PAGE
                                                                            ----

23.          Continuity of the Association and Status of Deposit
               Accounts and Loans Subsequent to Reorganization.............A-21

24.          Rights of Owners of the Mutual Holding Company................A-22

25.          Payment of Dividends and Repurchase of Stock..................A-22

26.          Residents of Foreign Countries and Certain States.............A-22

27.          Registration and Market Making................................A-23

28.          Establishment of Liquidation Account..........................A-23

29.          Expenses of Reorganization....................................A-24

30.          Amendment or Termination of the Plan..........................A-24

31.          Miscellaneous.................................................A-25



                                     - ii -

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1.       INTRODUCTION

         On September 28, 1998, the Board of Directors of First Federal Savings and Loan Association of Florida (the "Association"), by at least a two-thirds vote, resolved to adopt this Mutual Holding Company Plan of Reorganization and Stock Issuance (the "Plan"), pursuant to which the Association proposes to reorganize from a federally chartered mutual savings association into a federally chartered mutual holding company under the name "FloridaFirst Bancorp MHC" (the "Mutual Holding Company") pursuant to the laws of the United States of America and the Rules and Regulations of the Office of Thrift Supervision ("OTS"). A principal part of the reorganization into the Mutual Holding Company (the "Reorganization") is the incorporation of a federally chartered stock holding company (the "Stock Holding Company"), a majority of the voting stock of which will be owned by the Mutual Holding Company at all times so long as the Mutual Holding Company remains in the mutual form of organization and the conversion of the Association to a federal capital stock savings association (the "Stock Association"), which will be a wholly owned subsidiary of the Stock Holding Company as long as the Mutual Holding Company is in existence.

         One or more stock offerings of up to but less than 50% in the aggregate of the total voting stock of the Stock Holding Company may be made simultaneously, or following the Reorganization, subject to the approval of the OTS, as may be necessary. As long as the Association is chartered under the laws of the United States of America, any offer and sale of any equity securities, regardless of when it occurs, will be conducted in accordance with the laws of the United States and the rules and regulations of the OTS.

         In adopting the Plan, the Board of Directors has determined that the Reorganization is advisable and in the best interest of the Association and its members. The Reorganization will enable the Association to increase its capital through the issuance of capital stock without undertaking a full conversion from the mutual to stock form of organization. The Reorganization will not foreclose the opportunity to effect a conversion of the Mutual Holding Company from the mutual-to-stock form of organization following the Reorganization. The Reorganization may facilitate the possible acquisition of other assets, branch offices, financial institutions, possible diversification into other related financial service activities and other purposes and will further enhance the Association's ability to render services to the public. The Reorganization will afford the Association as a capital stock savings association subsidiary of the Stock Holding Company access to capital sources not legally available to a mutual savings association, while at the same time preserving the mutual form of ownership in the holding company structure. The mutual holding company structure also will allow the Association to minimize over-capitalization by providing the flexibility to raise capital through the issuance of stock in a manner designed to meet the Association's growth needs, rather than in a single stock offering as required in a standard mutual-to-stock conversion. This access to the capital markets will make it possible for the Association to be more responsive to possible future changes in bank regulatory agencies' regulations mandating higher capital reserves and/or capital ratios.

         This Plan, which has been approved by at least two-thirds of the Board of Directors present at a duly called meeting of the Board, must also be approved by the members of the Association by the affirmative vote of a majority of the total votes eligible to be cast by the members in person or by proxy at a Special Meeting to be called for that purpose. Prior to submission of this Plan to the Members for consideration, the Plan must be approved by the OTS.

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         Pursuant to Section  10(o) of the Home  Owners' Loan Act, as amended 12
U.S.C.  1467(a)(0),   ("HOLA"),  the  Reorganization  will  be  accomplished  in accordance with the procedures contained in this Plan, the Rules and Regulations of the OTS, and as otherwise may be required by the OTS.


2.       DEFINITIONS

         As used in this Plan, the terms set forth below have the following meanings:

         Account Holder: The term Account Holder means any Person holding a Savings Account in the Association.

         Acting in Concert: The Term "Acting in Concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Associate: The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 9 and 14 hereof, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Association or the Holding Company, or any of its parents or subsidiaries.

         Association: First Federal Savings and Loan Association of Florida, in its current mutual form or post-Reorganization stock form, as indicated by the context.

         Capital  Stock: Any  and  all  authorized stock of  the  Stock  Holding
         Company.

         Common Stock: Common stock, par value $0.10, issued by the Stock Holding Company simultaneously with or after the Reorganization, including securities convertible into common stock, pursuant to its stock organization certificate.

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         Community Offering:  The term Community Offering, if applicable,  means the offering for sale to certain members of the general public directly by the Stock Holding Company, of any shares not subscribed for in the Subscription Offering.

         Director:  A member of the Board of Directors of the Holding Company.

         Effective Date: The effective date of the Reorganization which shall be the date of consummation of the Reorganization and Offering in accordance with this Plan and the Rules and Regulations of the OTS.

         Eligible Account Holder: The term Eligible Account Holder means any Person holding a Qualifying Deposit in a Savings Account at the Association on the Eligibility Record Date. Only the name(s) of the Person(s) listed on the account as of the Eligibility Record Date (or a successor entity or estate) is an Eligible Account Holder. Any Person(s) added to a Savings Account after the Eligibility Record Date is not an Eligible Account Holder.

         Eligibility Record Date: The term Eligibility Record Date means the date for determining Eligible Account Holders in the Association and is the close of business on June 30, 1997.

         Employee: A person who is an Employee of the Association at the date of the Reorganization.

         Employee   Plans:  The term  Employee  Plans  means  the  Tax-Qualified
         Employee Stock Benefit Plans, including the Employee Stock Ownership Plan, approved by the Board of Directors of the Association.

         FDIC:  Federal Deposit Insurance Corporation.

         Independent  Appraiser:  The  term  Independent   Appraiser  means   an
         appraiser retained by the Association to prepare an appraisal of the pro forma market value of the Common Stock.

         Independent Valuation: The term Independent Valuation means the estimated pro forma market value of the Common Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

         Local Community: The term Local Community means the counties in which the Association has an office.

         Majority Interest: Greater than fifty percent (50%) of the combined voting power or value of all classes of stock of the Stock Holding Company.

         Members: All persons or entities who qualify as members of the Association pursuant to its Charter and Bylaws.

         Minority Stock Offering: Any offering of Capital Stock of the Stock Holding Company to persons other than the Mutual Holding Company of up to but less than 50% in the aggregate of the total common stock of the Stock Holding Company.

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         Mutual  Association:  First Federal  Savings and  Loan  Association  of
         Florida in the mutual form of organization.

         Mutual Holding Company: The mutual holding company established by the Association incident to the Reorganization.

         Notice  of   Reorganization:  The  Notice  of  Mutual  Holding  Company
         Reorganization, to be submitted by the Association to the OTS to notify the OTS of the Reorganization.

         Officer: An executive officer of the Association which includes the President, Chief Executive Officer, and Vice Presidents in charge of principal business functions, and any other person participating in major policy making functions of the Association.

         Order Form: The term Order Form means any form together with attached cover letter, sent by the Association to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Common Stock in the Subscription and Community Offerings.

         Other Member: The term Other Member means any person, who is a Member of the Association (other than Eligible Account Holders or Supplemental Eligible Account Holders) at the close of business on the voting record date.

         OTS:  Office of Thrift Supervision or any successor agency.

         Participants: The term Participants means the Eligible Account Holders,
         Employee  Plans,  Supplemental  Eligible  Account  Holders  and   Other
         Members.

         Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

         Plan: This Plan of Mutual Holding Company Reorganization and Stock Issuance of the Association as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

         Preferred Stock: Preferred Stock authorized pursuant to the Stock Holding Company's stock charter.

         Purchase and Assumption Transaction: The method of effecting the transfer of assets and liabilities of the Association to the Stock Association as described more particularly in the Plan.

         Purchase Price: The term Purchase Price means the per share price at which the Common Stock will be sold in accordance with the terms hereof.

         Qualifying Deposit: The term Qualifying Deposit means the balance of each Savings Account of $50 or more in the Association at the close of business on the Eligibility Record Date or Supplemental Eligibility Record Date. Savings Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

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         Reorganization:  Collectively,  all steps necessary for the Association to reorganize into the mutual holding company form of organization and the creation of the Mutual Holding Company, the Stock Association and the Stock Holding Company pursuant to this Plan and in accordance with the laws of the United States of America and the Rules and Regulations of the OTS.

         SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

         Savings Account:  The term Savings Account includes savings accounts as
         defined  in  the  Rules  and   Regulations  of  the  OTS  and  includes
         certificates of deposit and demand accounts.

         SEC:  The Securities and Exchange Commission.

         Special Meeting: The Special Meeting of Members of the Association and any adjournments thereof held to consider and vote upon this Plan.

         Stock Association:The newly organized federally chartered stock savings
         association   established   by   the   Association   as   part  of  the
         Reorganization.

         Stock Holding Company: The federal capital stock corporation that will own all of the Stock Association's common stock and will be majority owned by the Mutual Holding Company so long as the Mutual Holding Company is in existence.

         Subscription   Offering:  The  term  Subscription  Offering  means  the
         offering of Common Stock of the Stock Holding Company for purchase through Order Forms to Participants.

         Supplemental Eligibility Record Date: The term Supplemental Eligibility Record Date means the close of business on the last day of the calendar quarter preceding the approval of the Plan by the OTS.

         Supplemental Eligible Account Holder: The term Supplemental Eligible Account Holder means a holder of a Qualifying Deposit in the Association (other than an officer or director or their Associates) at the close of business on the Supplemental Eligibility Record Date.

         Tax-Qualified Employee Stock Benefit Plan: The term Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

         Voting Members: Those members of the Association that qualify as voting members as of the voting record date.

         Voting Record Date: The date fixed by the Directors of the Association for determining eligibility to vote at the Special Meeting.

         Voting Stock: Common or preferred stock, or any other type of equity security, including (without limitation) other securities that are convertible into common or preferred stock, having voting power for the election of directors or management of the Stock Holding Company.

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3.       METHOD OF REORGANIZATION AND CERTAIN EFFECTS OF REORGANIZATION

         A. Organization of a Mutual Holding Company, the Stock Holding Company and the Stock Association

                  A principal part of the Reorganization will be the organization of a federally chartered capital stock savings association which will be a wholly owned subsidiary of the Stock Holding Company, and the organization of a federally chartered Stock Holding Company, of which the Mutual Holding Company will own a Majority Interest as long as the Mutual Holding Company remains in existence.

                  The Reorganization will be effected in either of the following ways, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations. The Association's intention is to complete the Reorganization using the Merger Alternative, although it may elect to use any method at the discretion of the OTS consistent with applicable Regulations and subject to OTS approval.

                  "Merger Alternative" Under the Merger Alternative: (i) the Association will organize an interim federal stock savings association as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize an interim federal stock savings association as a wholly owned subsidiary ("Interim Two"); (iii) Interim One will organize a federal stock corporation (Stock Holding Company) as a wholly owned subsidiary of Interim One; (iv) the Association will exchange its charter for a federal stock savings association charter (Stock Association); (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter (Mutual Holding Company);
         (vi) Interim Two will merge with and into Stock Association, with Stock Association surviving; (vii) former members of the Association will become members of the Mutual Holding Company; (viii) Mutual Holding Company will receive all of the stock of Stock Association in exchange for its shares of Interim Two stock; (ix) the Mutual Holding Company will transfer all of the outstanding shares of Stock Association to Stock Holding Company. Upon consummation of the Reorganization, the legal existence of the Association will not terminate, but the converted Stock Holding Company will be a continuation of the Association and all property of the Association, including its right, title, and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Association, or which would inure to the Association immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Association. The Stock Association will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Association. The Stock Association will continue to have, succeed to, and be responsible for all the rights, liabilities, and obligations of the Association and will maintain its headquarters operations at the Association's present locations.

                  "Purchase and Assumption Alternative" Under the Purchase and Assumption Alternative the Association will: (i) incorporate the Stock Association; (ii) transfer substantially all of its assets (all except up to $200,000, subject to OTS approval) and all of its liabilities, including all of its deposit liabilities, to the Stock Association in exchange for at least a majority of the initially issued and outstanding shares of Common Stock of the Stock Association; and (iii) adopt a new charter changing its form to that of a federal mutual holding company.

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                  The MHC will not retain any  assets of the  Association  which are required by the Stock Association in order to satisfy capital and reserve requirements of federal law. All assets, rights, obligations and liabilities of whatever nature of the Association that are not expressly retained by the MHC shall be deemed transferred to the Stock Association. The Association will apply to the OTS to retain up to $200,000 at the MHC level in connection with the Reorganization. The Association may distribute additional capital to the MHC following the
         Reorganization,   subject   to  OTS   regulations   governing   capital
         distributions.

                  The Mutual Association shall submit a Notice of Reorganization to the OTS. Upon filing the Notice, the Mutual Association shall publish a "Notice of Filing Application for Mutual Holding Company Reorganization" in a newspaper of general circulation in each community in which the Association has an office. The Association shall prominently display a copy of the Notice in each of its offices. Copies of the Plan as adopted by the Board of Directors shall be made available for inspection at each office of the Association.

         At the conclusion of the Reorganization, the Stock Association will be the majority owned subsidiary of the Stock Holding Company, and the Stock Holding Company will be majority owned by the Mutual Holding Company. Based upon tax, regulatory, economic or other business reasons, the Reorganization can be revised to eliminate the Stock Holding Company or otherwise without any further Member ratification.

         B.       Ownership and Operation of the Mutual Holding Company

         The Mutual Holding Company will be a mutual corporation organized under federal law. As a mutual corporation, the Mutual Holding Company will have no stockholders. The Mutual Holding Company will own between 50.1% and 100% of the Voting Stock of the Stock Holding Company, and will be required to own at least a majority of the Voting Stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Mutual Holding Company will have a board of directors which is expected initially to consist of all of the members of the board of directors of the Association. It is expected that management of the Mutual Holding Company will consist initially of senior management persons of the Association.

         The rights and powers of the Mutual Holding Company will be defined by the Mutual Holding Company's Charter and Bylaws and by the statutory and regulatory provisions applicable to mutual holding companies under federal law. Depositors who have liquidation rights in the Association immediately prior to the Reorganization will continue to have such rights in the Mutual Holding Company after the Reorganization for so long as they maintain deposit accounts in the Stock Association after the Reorganization. Initially, the sole business of the Mutual Holding Company will be the ownership of at least a majority of the voting stock of the Stock Holding Company. The Board of Directors will continue to have the sole voting rights to govern the Mutual Holding Company, just as they do now for the Association.

         The Association will apply to the OTS to have the Mutual Holding Company receive or retain (as the case may be) up to $200,000, in connection with the Reorganization. The Stock Holding Company may distribute additional capital to the Mutual Holding Company following the Reorganization subject to applicable state and federal regulations regarding capital distributions.

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         C.       Ownership and Operation of the Stock Holding Company

         The Stock Holding Company will be a capital stock corporation organized under federal law. The Mutual Holding Company initially will be the sole stockholder of the Stock Holding Company, and so long as the Mutual Holding Company is in existence, the Mutual Holding Company will be required to own at least a majority of the Voting Stock of the Stock Holding Company. However, the Stock Holding Company may issue any amount of Non-Voting Stock to persons other than the Mutual Holding Company, and will be authorized to undertake one or more Minority Stock Offerings provided the aggregate amount of Voting Stock sold in such Minority Stock Offerings of less than a majority in the aggregate of the total outstanding Voting Stock of the Stock Holding Company, subject to any required regulatory approvals. The Stock Holding Company will own 100% of the Voting Stock of the Stock Association so long as the Mutual Holding Company is in existence.

         The initial members of the board of directors of the Stock Holding Company will be the existing members of the board of directors of the Association. Thereafter, the holders of shares of the Stock Holding Company's Voting Stock will elect the members of the Board of Directors of the Stock Holding Company for three year terms with approximately one-third of the members of the Stock Holding Company's board of directors elected annually. The initial officers of the Stock Holding Company will be senior officers of the Association.

         The Stock Holding Company will be able to exercise all of the powers authorized to a federal corporation, subject to the restrictions applicable to mutual holding companies under federal law. Initially, the sole business activity of the Stock Holding Company will be the ownership of 100% of the Voting Stock of the Stock Association.

         The Association will apply to the OTS to have the Stock Holding Company receive or retain (as the case may be) up to $200,000 in connection with the Reorganization. The Stock Association may distribute additional capital to the Stock Holding Company following the Reorganization, subject to applicable federal regulations governing capital distributions.

         D.       Ownership and Operation of the Stock Association

         The Stock Association will be a capital stock savings association organized under federal law. The initial members of the Board of Directors of the Stock Association will be the existing Board of Directors of the Association. Thereafter, the Stock Holding Company, as the sole stockholder of the Stock Association, will elect the members of the Stock Association's Board of Directors for three year terms with approximately one-third of the directors up for election each year. The present management of the Association will continue as the management of the Stock Association following the Reorganization.

         The Stock Association will be authorized to exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under federal law. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Association retained by, or distributed to, the Mutual Holding Company or the Stock Holding Company), undivided profits, and general loss reserves that the Association had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the Mutual Holding Company, the Stock Holding Company and the Stock Association on a consolidated basis in accordance with generally accepted accounting principles.

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         All insured deposit accounts of the Stock  Association will continue to be federally  insured up to the legal  maximum by the FDIC in the same manner as
deposit  accounts   existing  in  the  Association   immediately  prior  to  the
Reorganization. All loans and other borrowings from the Association shall retain the same status with the Stock Association after the Reorganization as they had with the Association immediately prior to the Reorganization.

         So long as the Mutual Holding Company is in existence, the Stock Holding Company will be required to own 100% of the Voting Stock of the Stock Association. The Stock Association may issue any amount of Non-Voting Stock to persons other than the Stock Holding Company.


4.       SPECIAL MEETING OF MEMBERS

         Subsequent to the approval of the Plan by the OTS, the Special Meeting of Members shall be scheduled in accordance with the Mutual Association's Bylaws. The Special Meeting shall be held upon written notice given no less than 20 days nor more than 45 days prior to the date of such meeting. Such notice shall consist of a notice of special meeting and be accompanied by a proxy statement and proxy card which includes information as is required by applicable laws and regulations or as the OTS may otherwise require. At the Special Meeting, each depositor member shall be entitled to cast one vote in person or by proxy for every one hundred dollars ($100), or fraction thereof, of the aggregate withdrawal value of all of the their deposit accounts in the Association as of the Voting Record Date and each borrower member as of the Voting Record Date shall be entitled to one vote; provided, however, that no member shall be eligible to cast more than 1,000 votes.

         Pursuant to the regulations of the OTS, an affirmative vote of not less than a majority of the total votes of members eligible to be cast is required for approval of the Plan, including adoption of the charter and bylaws of the Mutual Holding Company, the charter and bylaws of the Stock Holding Company and the charter and bylaws of the Stock Association. Voting may be in person or by proxy in accordance with the charter and bylaws of the Mutual Association. The OTS shall be notified promptly of the actions of the Members.


5.       CONDITIONS TO IMPLEMENTATION OF REORGANIZATION

         Consummation of the Reorganization is expressly conditioned upon the following:

          1. The Plan is approved by at least two-thirds of the Board of Directors;

          2.   A Notice of Reorganization is filed with the OTS and either:

                  (a) The OTS has given written notice of its intent not to disapprove the proposed Reorganization; or

                  (b) Sixty days (or such period of time as the OTS may specify if the review period is extended under ss. 575.3(b)(ii) of the OTS Regulations) have passed since the OTS received the Notice of Reorganization and deemed it sufficient under ss. 516.2(c) of the OTS Regulations, and the OTS has not given written notice that the proposed Reorganization is disapproved;

         3. The Plan is approved by a majority of the total votes of the Voting Members of the Mutual Association eligible to be cast at the Special Meeting;

         4. All necessary approvals have been obtained from the OTS in connection with the charter and bylaws of the Mutual Holding Company, the Stock Holding Company and the Stock Association and the transfer of assets and liabilities of the Association to the Stock Association; and all conditions specified or otherwise imposed by the OTS in connection with approval of the Notice of Reorganization and all transactions related thereto, have been satisfied; and, if applicable, the FDIC has approved the insurance of accounts of the Stock Association;

         5. Receipt by the Mutual Association of a favorable ruling of the Internal Revenue Service ("IRS") or an opinion of the Mutual Association's tax advisor with respect to federal taxation to the effect that consummation of the Reorganization will not be a taxable event to the Mutual Holding Company, the Stock
                  Holding Company, the Stock Association or the Mutual Association's depositors; and

         6. Receipt by the Mutual Association of either a private letter ruling of the Florida Department of Revenue or an opinion of the Mutual Association's tax advisor with respect to state taxation to the effect that consummation of the Reorganization will not be a taxable event to the Mutual Holding Company, the Stock Holding Company, the Stock Association or to the Mutual Association's depositors.

                  Completion of the stock offering is not a condition to the consummation of the reorganization. If the reorganization is consummated but the offering is not completed, the Mutual Holding Company will own all of the stock of the Stock Holding Company and the Stock Holding Company will own all of the stock of the Stock Association.


6.       STOCK OFFERING DOCUMENTS

         The Stock Holding Company and the Association intend to commence a Minority Stock Offering concurrent with the formation of the Mutual Holding Company. The Association may close the Minority Stock Offering before the Effective Date, provided that the offer and sale of the Common Stock shall be conditioned upon the receipt of all required regulatory and Member approvals. The Association may send Participants a Summary of the Reorganization and require Participants, to return to the Association by a reasonable date certain a postage prepaid card or other written communication requesting receipt of the prospectus. The Stock Holding Company and the Association shall not distribute the final prospectus until such prospectus has been approved for use by the OTS and declared effective by the SEC.


7.       STOCK OFFERING

         A. Number of Shares. The number of shares and price per share of Common Stock to be offered pursuant to the Plan shall be initially determined by the Board of Directors of the Association in conjunction with the determination of the Independent Appraiser. The number of shares to be issued will be on a minimum-maximum basis within a range determined by the Board of Directors (the "Offering Range") and may be adjusted at or immediately subsequent to the completion of the Minority Stock

Offering without notifying Participants and without a resolicitation of subscriptions. The number of shares to be offered or Offering Range may be subsequently adjusted at or immediately subsequent to the completion of the Minority Stock Offering for any reason, including a change in the appraisal. The total number of shares of Common Stock that may be issued to persons other than the Mutual Holding Company at the close of the Minority Stock Offering must be less than 50% of the issued and outstanding shares of the Stock Holding Company.

         B. Independent Evaluation and Purchase Price of Shares. All shares of Common Stock sold in the Minority Stock Offering shall be sold at a uniform price per share, referred to in this Plan as the "Purchase Price". The Purchase Price and number of shares shall be determined by the Board of Directors of the Association immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Association and the fact that the shares offered represent a minority interest in the Stock Holding Company (the "Independent Evaluation"). Therefore, the Independent Evaluation and the resulting Purchase Price may reflect a discount to the valuation applied to a standard mutual-to-stock conversion. The aggregate Purchase Price for the Common Stock will not be inconsistent with such market value of the Association. The Independent Evaluation of the Association shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS regulations. The total amount of Common Stock that may be issued to persons other than the Mutual Holding Company must be less than 50% of the outstanding stock of the Stock Holding Company. The Common Stock to be issued in the Minority Stock Offering shall be fully paid and nonassessable.

         C. Minority Ownership Percentage. Based upon the Independent Appraiser's valuation of the Association as updated prior to the commencement of the Minority Stock Offering, the Board of Directors will establish the minimum and maximum ownership percentage applicable to the Minority Stock Offering ("Minority Ownership Range"). The final minority ownership percentages or interest will be determined by the Association as follows: (a) the product of
(x) the total number of shares of Common Stock to be issued and sold and (y) the Purchase Price shall be by divided by (b) the estimated aggregate pro forma market value of the Association immediately after the Minority Stock Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount upon the closing of the Minority Stock Offering or sale of all the Common Stock.

         D. Method of Offering Shares. Subject to the discretion of the Association and the limitations set forth in Section 14, the opportunity to purchase Common Stock will be given, at no cost, in accordance with Sections 8, 9, 10, 11, 12 and 13 of the Plan and pursuant to priorities established by the Board of Directors in accordance with the Plan. The Minority Stock Offering shall be conducted on a minimum-maximum basis, setting forth the minimum and maximum amount of stock that must be offered and sold before closing. The Stock Holding Company and the Association may elect to pay fees on either a fixed fee or commission basis or combination thereof to an investment bank firm which assists it in the sale of the Common Stock in the Minority Stock Offering.

         The Stock Holding Company and the Association may also elect to offer to pay fees on a per share basis to brokers who assist Persons in determining to purchase shares in the Syndicated Public Offering and whose broker's name appears on the purchaser's Order Form.

8.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

         A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to the greater of: (i) the maximum established for the Community Offering;
(ii) one-tenth of one percent of the Conversion Stock offered; or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered by a fraction of which the numerator is the amount of the Qualifying Deposit of such Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders but in no event greater than the maximum purchase limitation specified in Section 14 hereof. All such purchases are subject to the maximum and minimum purchase limitations specified in Section 14 and are exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Offering Range of up to 15%. Only a Person(s) with a Qualifying Deposit as of the Eligibility Record Date (or a successor entity or estate) shall receive subscription rights. Any Person(s) added to a Savings Account after the Eligibility Record Date is not an Eligible Account Holder.

         B. In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.


9.       SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

         Subject to the availability of sufficient shares after filling subscription orders of Eligible Account Holders under Section 8, the Employee Plans shall receive without payment nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Common Stock requested by such Plans, subject to the purchase limitations set forth in
Section 14.

         The Employee Plans shall not be deemed to be associates or affiliates of or Persons Acting in Concert with any Director or Officer of the Stock Holding Company or the Association.

10.      SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

         A. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Common Stock which is equal to the greater of: (i) the maximum purchase limitation established for the Community Offering; (ii) one-tenth of 1% of the Common Stock Offered; and (iii) or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders. All such purchases are subject to the maximum and minimum purchase limitations in Section 14 and are exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Offering Range of up to 15%.

         B. Subscription rights received pursuant to this Category shall be subordinated to the subscription rights received by Eligible Account Holders and by the Employee Plans.

         C. Any subscription rights to purchase shares of Common Stock received by an Eligible Account Holder in accordance with Section 8 shall reduce to the extent thereof the subscription rights to be distributed pursuant to this Section.

         D. In the event of an oversubscription for shares of Common Stock pursuant to this Section, shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                  (1) Shares of Common Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Common Stock sufficient to make his total allocation (including the number of shares of Common Stock, if any, allocated in accordance with Section 8) equal to 100 shares of Common Stock or the total amount of his subscription, whichever is less.

                  (2) Any shares of Common Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.


11.      SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

         A. Each Other Member shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock in an amount equal to the greater of the maximum purchase limitation established for the Community Offering or one-tenth of one percent of the Common Stock offered, subject to the maximum and minimum purchase limitations specified in Section 14 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Offering Range of up to 15%, which will be allocated only after first allocating to Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders all shares of Common Stock subscribed for pursuant to Sections 8, 9 and 10 above.

         B. In the event that such Other Members subscribe for a number of shares of Common Stock which, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Common Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied on a 100 shares (or whatever lesser amount is available) per order basis until all orders have been filled or the remaining shares have been allocated.


12.      COMMUNITY OFFERING

         If less than the total number of shares of Common Stock to be subscribed for in the Minority Offering are sold in the Subscription Offering, shares remaining may be made available for purchase in the Community Offering to certain members of the general public. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commenced prior to the Special Meeting of Members. The offer and sale of Common Stock, prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Plan by the Voting Members.

         The maximum amount of Common Stock that any Person may purchase in the Community Offering, subject to the further limitations of Section 14 hereof (and exclusive of an increase in the total number of shares issued due to an increase in the Maximum of the Offering Range of up to 15%), shall not exceed $200,000. The maximum amount may be decreased or increased to up to 5% of the total offering of shares in the Minority Offering, subject to any required regulatory approval but without the further approval of Members, subject to the preferences set forth in Section 14 of this Plan. In the Community Offering, if any, shares will be available for purchase by the general public with preference given first to natural persons residing in the Local Community and second, to natural persons residing in the State of Florida ("Community Purchasers"). The Association shall make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Common Stock.

         If the Persons whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among those persons submitting orders in the Community Offering in an equitable manner as determined by the Board of Directors. The Association may establish all terms and conditions of such offer.

         The Community Offering, if any, may commence simultaneously with, during or subsequent to the completion of the Subscription Offering and if commenced simultaneously with or during the Subscription Offering the Community Offering may be limited to Community Purchasers. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

         The Association and the Stock Holding Company, in their absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the Community Offering, at the time of receipt or as soon as practicable following the completion of the Community Offering.

13.      SYNDICATED COMMUNITY OFFERING

         Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may then be sold through the Underwriter to the general public at the Purchase Price in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Board of Directors of the Association, in a manner that will achieve a wide distribution of the Common Stock and subject to the right of the Association and the Stock Holding Company, in their absolute discretion, to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, if any, any person together with any Associate or group of persons Acting in Concert may purchase up to the maximum purchase limitation established for the Community Offering, subject to the maximum and minimum purchase limitations specified in Section 14 and exclusive of an increase in the total number of shares issued due to an increase in the maximum of the Offering Range of up to 15%. Shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 12 shall be counted toward meeting the maximum purchase limitation specified for this Section. Provided that the Subscription Offering has commenced, the Association may commence the Syndicated Community Offering at any time after the mailing to the Members of the proxy statement to be used in connection with the special meeting of Members, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the ratification of this Plan by the Voting Members. It is expected that the Syndicated Community Offering, if any, will commence just prior to, or as soon as practicable after, the termination of the Subscription Offering. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided above.


14.      LIMITATION ON PURCHASES

         The following limitations shall apply to all purchases of shares of Common Stock in the Minority Stock Offering:

         A. The maximum number of shares of Common Stock which may be purchased in the Subscription Offering by any Person in the First Priority, Third Priority and Fourth Priority shall not exceed $200,000 divided by the Purchase Price.

         B. The number of shares of Common Stock which may be purchased by any Person in the Community and/or Syndicated Community Offering shall not exceed $200,000 divided by the Purchase Price.

         C. The maximum number of shares of Common Stock which may be subscribed for or purchased in all categories in the Minority Stock Offering by any Person together with any Associate or group of persons Acting in Concert shall not exceed ^$240,000 divided by the Purchase Price per share, except for Employee Plans, which in the aggregate may subscribe for up to 10% of the Common Stock issued in the Minority Stock Offering.

         D. The maximum number of shares of Common Stock which may be purchased in all categories in the Minority Stock Offering by Officers and Directors of the Association and their Associates in the aggregate shall not exceed 27% of the total number of shares of Common Stock issued in the Minority Stock Offering.

         E. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Minority Stock Offering to the extent those shares are available; provided, however, that the minimum number of shares requirement will not apply if the number of shares of Common Stock purchased times the price per share exceeds $500.

         F. If the number of shares of Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such Person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

         G. Depending upon market or financial conditions, the Board of Directors of the Association, without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the Minority Stock Offering. If the Association increases the maximum purchase limitations, the Association is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Association, resolicit certain other large subscribers with respect to increasing their orders. For purposes of this Section 14, the Directors of the Association shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Association.

         H. In the event of an increase in the total number of shares offered in the Minority Stock Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum") the additional shares will be used in the following order of priority: (i) to fill the Employees Plan's subscription to up to 10% of the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum according to Section 8; (iii) in the event that there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum according to Section 10; (iv) in the event that there is an oversubscription at the Other Member level, to fill unfilled subscriptions of Other Members exclusive of the Adjusted Maximum in accordance with Section 11; and (v) to fill unfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum, with preference given to Persons residing in the Local Community.

         I. Each Person purchasing Common Stock in the Minority Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

         J. For a period of three years following the Reorganization, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of common stock of the Stock Holding Company, except from a registered broker-dealer. This provision shall not apply to negotiated transactions involving more than one percent of the outstanding shares of common stock of the Stock Holding Company, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Stock Holding Company, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax Qualified Employee Stock Benefit Plan of the Stock Association or Stock Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.


15.      PAYMENT FOR COMMON STOCK

         All payments for Common Stock subscribed for in the Subscription and Community Offering (if any), must be delivered in full to the Association, together with a properly completed and executed Order Form, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Stock Association; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, the Employee Plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock upon consummation of the Reorganization. The Association may make scheduled discretionary contributions to Employee Plans provided such contributions do not cause the Association to fail to meet its regulatory capital requirement.

         Notwithstanding the foregoing, the Association and the Stock Holding Company shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering (if any), and to thereafter submit payment for the Common Stock for which they are subscribing in the Community Offering (if any), at any time prior to the completion of the Reorganization.

         Payment for Common Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offering (if any) may pay for the shares subscribed for by authorizing the Association on the Order Form to make a withdrawal from the subscriber's Savings Account at the Association in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Savings Account but may not be used by the subscriber until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the OTS) following the Subscription Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Purchase Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Association at not less than the annual passbook rate on payments for Common Stock received in cash or by money order or check. Such interest will be paid from the date payment is received by the Association until consummation or termination of the Minority Offering. If for any reason the Minority Offering is not consummated, all payments made by subscribers in the Minority Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Savings Accounts, refunds will be made by canceling the authorization for withdrawal.

         The Association is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Reorganization.


16.      MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

         As soon as practicable after the prospectus prepared by the Association has been approved by the OTS and declared effective by the SEC, Order Forms will be distributed to the Participants at their last known addresses appearing on the records of the Association for the purpose of subscribing to shares of Common Stock in the Subscription Offering and may be made available for use in the Community Offering. Notwithstanding the foregoing, the Association may elect to send Order Forms only to those Persons who request them after such notice as is approved by the OTS and is adequate to apprise the Participants of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting of Members and may also be included in a notice of the pendency of the Reorganization and the Special Meeting of Members in accordance with regulations of the OTS.

         Each Order Form will be preceded or accompanied by the Offering Circular describing the Association, the Common Stock and the Subscription and Community Offering (if any). Each Order Form will contain, among other things, the following:

         A. A specified date by which all Order Forms must be received by the Association, which date shall be not less than twenty (20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the Association, and which date will constitute the termination of the Subscription Offering;

         B. The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offering (if any);

         C. A description of the minimum and maximum number of shares of Common Stock which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

         D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

         E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus, as the case may be, prior to execution of the Order Form.

         F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Association withdraw said amount from the subscriber's Savings Account at the Association) to the Association; and

         G. A statement to the effect that the executed Order Form, once received by the Association, may not be modified or amended by the subscriber without the consent of the Association.

         Notwithstanding  the above,  the Association  reserves the right in its
sole   discretion  to  accept  or  reject  orders  received  on  photocopied  or facsimilied order forms or whose payment is to be made by wire transfer.


17.      UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS: INSUFFICIENT PAYMENT

         In the event Order Forms (a) are not delivered and are returned to the Association by the United States Postal Service or the Association is unable to locate the addressee, (b) are not received back by the Association or are received by the Association after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the conversion for the shares of Common Stock subscribed for (including cases in which Savings Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Association may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretation of the Association of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the OTS.


18.      RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

         A. All shares of Common Stock purchased by Directors or Officers of the Association in the Minority Stock Offering shall be subject to the restriction that, except as provided in Section 18B below, or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase.

         B. The restriction on disposition of shares of Common Stock set forth in Section 18A above shall not apply to any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

         C. With respect to all shares of Common Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply;

                  (i) Each certificate representing shares restricted within the meaning of Section 18A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

                  (ii) Instructions shall be issued to the stock transfer agent to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

                  (iii) Any shares of capital stock of the Stock Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Common Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Common Stock.


19.      CHARTER AND BYLAWS OF THE STOCK ASSOCIATION

         As part of the Reorganization, a charter and bylaws of the Stock Association shall be adopted to authorize the Stock Association to operate as a federally chartered stock savings association.


20.      CHARTER AND BYLAWS OF THE STOCK HOLDING COMPANY

         As part of the Reorganization, a Charter and Bylaws of the Stock Holding Company shall be adopted pursuant to federal law. The Stock Holding Company's charter may authorize a number of shares of Common Stock greater than the number of shares that shall be issued to the Stock Holding Company in the Reorganization. The charter may contain provisions that for a period of five years from the effective date of the charter, (i) prohibit any person other than the Mutual Holding Company from acquiring beneficial ownership of greater than 10% of the Common Stock of the Stock Holding Company, unless approved by a majority of the Directors of the Association; (ii) prohibit persons beneficially owning shares in excess of 10% from voting such excess shares in connection with any matter submitted to stockholders for a vote; (iii) prohibit persons other than the Board of Directors of the Stock Holding Company from calling special meetings of the stockholders of the Stock Holding Company; and (iv) prohibit cumulative voting by stockholders for directors. The charter for the Stock Holding Company may also contain provisions which allow for the issuance of Preferred Stock in accordance with applicable federal law. Additional anti-takeover provisions may be adopted subsequent to the Reorganization provided they are permitted under the laws of Florida. By their approval of the Plan, Voting Members shall have approved and adopted the Charter and Bylaws of the Stock Holding Company. The number of shares of Common Stock authorized under the Stock Holding Company Charter will exceed the shares of Common Stock to be issued to the Mutual Holding Company in the Reorganization. The Charter may include any provision authorized under federal law.


21.      CHARTER AND BYLAWS OF THE MUTUAL HOLDING COMPANY

         As part of the Reorganization, the Association will reorganize into a mutual holding company under federal law and will adopt a charter and bylaws for the Mutual Holding Company. By their approval of the Plan, the Board of Directors of the Mutual Association and its Voting Members have approved and adopted the charter and bylaws of the Mutual Holding Company. A copy of the proposed Charter and Bylaws of the Mutual Holding Company, the Stock Holding Company and the Stock Association are required to be mailed only to those members requesting them.


22.      CONVERSION OF MUTUAL HOLDING COMPANY TO STOCK FORM

         Once the Reorganization is completed, the Mutual Holding Company may, if approved by the OTS, elect to convert to the stock form of ownership pursuant to federal law. As long as required by federal law or regulation, any such conversion is also subject to the approval of the Members of the Stock Association. The terms and conditions of such a conversion cannot be determined at this time and there is no assurance when, if ever, such a conversion will occur. If the conversion does not occur, the Mutual Holding Company will always own a majority of the Common Stock of the Stock Holding Company.

         If the Mutual  Holding  Company  converts  to stock  form,  either on a stand-alone basis or in the context of a conversion-merger ("Conversion Transaction"), under federal law, shares of stock issued in connection with the Conversion Transaction shall be subject to subscription rights granted in accordance with OTS regulations. In addition, pursuant to federal law and OTS Regulations, in the Conversion Transaction, the shares of stock held by the stockholders of the Stock Association or Stock Holding Company shall be exchanged for shares of the converted Mutual Holding Company in a proportion established by independent appraisals of the Mutual Holding Company, the Stock Holding Company and the Stock Association. If, in a Conversion Transaction, the stockholders of the Stock Association or Stock Holding Company do not receive, for any reason, shares of the converted Mutual Holding Company (or its successor) on such proportionate basis, the Mutual Holding Company (or its successor) shall be obligated to purchase all shares not owned by it simultaneously with the closing of such Conversion Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by the independent appraisals. Moreover, in the event that the Mutual Holding Company converts to stock form in a Conversion Transaction, any options or other convertible securities held by any Officer, Director, or Employee of the Stock Holding Company, convertible into shares of the Stock Holding Company shall be convertible into shares of the converted Mutual Holding Company (or its successor), provided, that any exchange ratio shall provide the holder of such options or convertible securities with shares at least equal in value to those exchanged; provided, further however, that if such shares cannot be so converted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such options and other convertible securities in an amount equal to the appraised value of the underlying securities represented by such options or other convertible securities.

         In any Conversion Transaction, stockholders of the Stock Holding Company other than the Mutual Holding Company ("Minority Stockholders"), if any, will be entitled to maintain the same percentage ownership interest in the Stock Holding Company after the Conversion Transaction as their ownership interest in the Stock Holding Company immediately prior to the Conversion Transaction, subject only to certain adjustments (i.e., waiver of dividends and the transfer of assets held solely by the Mutual Holding Company to the resulting stock company) that may be required by the OTS. These adjustments may result in a decrease of ownership interest of the Minority Stockholders.

         Each certificate representing shares of Common Stock shall bear a legend giving appropriate notice of the provisions applicable to a Conversion Transaction.


23. CONTINUITY OF THE ASSOCIATION AND STATUS OF DEPOSIT ACCOUNTS AND LOANS SUBSEQUENT TO REORGANIZATION

         Upon the Effective Date of the Reorganization, except for those assets expressly retained by the Mutual Holding Company or the Stock Holding Company, the Stock Association will succeed to all of the assets, rights, powers, franchises, debts, liabilities, interests, duties and obligations of the Mutual Association before the Reorganization, including but not limited to, all rights and interests of the Mutual Association in and to its assets and properties, whether real, personal or mixed.

         All deposit accounts in the Mutual Association shall retain the same status after the Reorganization as these accounts had prior to Reorganization, except that each deposit account holder shall retain, without payment therefor, a withdrawable deposit account or accounts in the Stock Association after the Reorganization, equal in amount to the withdrawable value of such holders' deposit account or accounts prior to the Reorganization. All deposit accounts which are transferred to the Stock Association will continue to be insured by the FDIC up to the applicable limits of insurance coverage.

         All loans shall retain the same status after the Reorganization as they had prior to the Reorganization. The amount, interest rate, maturity, and security for each loan will remain contractually fixed as they existed prior to the Reorganization. Following the Reorganization, all of such loans will be held by the Stock Association.

         All  other   assets  of  the   Mutual   Association   at  the  time  of
Reorganization will retain the same status as prior to the Reorganization, except that substantially all of such other assets will become assets of the Stock Association.


24.      RIGHTS OF OWNERS OF THE MUTUAL HOLDING COMPANY

         Following the Reorganization, all persons who had membership or liquidation rights with respect to the Association as of the Date of the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company. All existing proxies granted by members of the Association to the Board of Directors of the Association shall automatically become proxies granted to the Board of Directors of the Mutual Holding Company, provided, however, such proxies may not be voted by the Board of Directors at the Special Meeting to approve the Plan. In addition, all persons who become depositors of the Stock Association subsequent to the Reorganization also will have membership and liquidation rights with respect to the Mutual Holding Company. In each case, no person who ceases to be the holder of a deposit account with the Stock Association shall have any membership or liquidation rights with respect to the Mutual Holding Company. Borrowers of the Stock Association who were borrower members of the Association at the time of Reorganization will have the same membership rights in the Mutual Holding Company as they had in the Association immediately prior to the Reorganization for so long as their pre-Reorganization borrowings remain outstanding. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization.


25.      PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

         The Stock Association and the Stock Holding Company may declare dividends or make other capital distributions or repurchase stock in accordance with applicable laws and regulations. In accordance with applicable law, and the regulations and policies of the OTS, the Mutual Holding Company may waive its right to receive dividends declared to it by the Stock Holding Company.


26.      RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

         The Association will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to the Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country or in a state of the United States with respect to which all of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (ii) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Association, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.


27.      REGISTRATION AND MARKET MAKING

         Within the time period required by applicable laws and regulations, the Stock Association will register the securities issued in connection with the Reorganization pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Stock Association. In addition, the Stock Association will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the common stock issued in the Reorganization and to list those securities on a national or regional securities exchange or the Nasdaq System.


28.      ESTABLISHMENT OF LIQUIDATION ACCOUNT

         The Association shall establish at the time of Reorganization a liquidation account in an amount equal to its net worth as of the latest practicable date prior to the Reorganization. The liquidation account will be maintained by the Stock Association for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Savings Accounts at the Stock Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Savings Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his Savings Account balance at the Eligibility Record Date and Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

         In the unlikely event of a complete liquidation of the Stock Association (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Savings Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his Savings Account then held, before any liquidation distribution may be made to any holders of the Stock Association's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Savings Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Stock Association is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

         The initial subaccount balance for a Savings Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of such Eligible Account Holder's and Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account

Holders in the Association. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

         If, at the close of business on any annual closing date, commencing on or after the effective date of Reorganization, the deposit balance in the Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (ii) the amount of the Qualifying Deposit in such Savings Account, the subaccount balance of such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount shall be reduced to zero.

         The creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Stock Association.


29.      EXPENSES OF REORGANIZATION

         The Association shall use its best efforts to assure that expenses incurred by it in connection with the Reorganization shall be reasonable.


30.      AMENDMENT OR TERMINATION OF THE PLAN

         This Plan may be substantively amended by the Board of Directors of the Association as a result of comments from the regulatory authorities or otherwise prior to submission of the Plan and proxy materials to Members, and at any time thereafter with the concurrence of the OTS. This Plan may be terminated by the Board of Directors of the Association at any time prior to the Special Meeting of members, and at any time thereafter with the concurrence of the OTS. This Plan shall be terminated if not completed within 24 months from the date upon which members approve this Plan.

         An increase or decrease in the maximum purchase limitation or number of shares sold in the Minority Stock Offering by the Board of Directors pursuant to
Section 14 subsequent to the Special Meeting of Members is specifically authorized by this Plan, and is not an amendment to the Plan which would require Member approval. In the event that mandatory new regulations pertaining to mutual holding companies are adopted by the OTS prior to the completion of the Reorganization, the Plan may be amended to conform to the new mandatory regulations. In the event that new mutual holding company regulations adopted by the OTS prior to completion of the Reorganization contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors.

         By adoption of the Plan, the Members of the Association authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

31.      MISCELLANEOUS

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Association shall be final, subject to the authority of the OTS.

         If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

         This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.